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                                                             EXHIBIT NO. 99.1(i)

                                     FORM OF

                               MFS SERIES TRUST X

                         MFS GEMINI LARGE CAP U.S. FUND
                         MFS GLOBAL HEALTH SCIENCES FUND
                         MFS HIGH INCOME ADVANTAGE FUND
                                 MFS INCOME FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 2, 2002, as amended, (the "Declaration"), of MFS Series Trust X (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Gemini Large Cap U.S. Fund, MFS Global Health Sciences Fund, MFS High Income Advantage Fund and MFS Income Fund, each a series of the Trust, has been terminated.


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         IN WITNESS WHEREOF, the undersigned have executed this certificate this ________ day of September, 2002


---------------------------------           ---------------------------------
John W. Ballen                              Kevin R. Parke
8 Orchard Road                              33 Liberty Street
Southborough MA  01772                      Concord MA  01742

---------------------------------           ---------------------------------
Lawrence H. Cohn                            Lawrence T. Perera
45 Singletree Road                          18 Marlborough Street
Chestnut Hill MA  02467                     Boston MA  02116

---------------------------------           ---------------------------------
Sir J. David Gibbons                        William J. Poorvu
"Leeward"                                   975 Memorial Drive  Apt. 710
5 Leeside Drive                             Cambridge MA  02138
"Point Shares"
Pembroke,  Bermuda  HM  05

---------------------------------           ---------------------------------
William R. Gutow                            Jeffrey L. Shames
3 Rue Dulac                                 38 Lake Avenue
Dallas TX  75230                            Newton MA  02459

---------------------------------           ---------------------------------
J. Atwood Ives                              J. Dale Sherratt
17 West Cedar Street                        86 Farm Road
Boston MA  02108                            Sherborn MA  01770

---------------------------------           ---------------------------------
Abby M. O'Neill                             Elaine R. Smith
200 Sunset Road                             75 Scotch Pine Road
Oyster Bay NY  11771                        Weston MA  02493

                                            ---------------------------------
                                            Ward Smith
                                            36080 Shaker Blvd.
                                            Hunting Valley OH  44022